UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 8, 2008

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of  Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director.

On February 8, 2008, the Board of Directors of Equifax Inc. (the “Company”) appointed Mark B. Templeton to fill a vacancy on the Board created by the retirement of A.W. Dahlberg in November of 2007.  Mr. Templeton, who is President, Chief Executive Officer and a director of Citrix Systems, Inc., will serve a term as a Class III director that will expire at the 2010 annual meeting of shareholders.  Mr. Templeton has been designated an independent director by the Board and has been appointed to serve on the Finance Committee of the Board.   There is no arrangement pursuant to which Mr. Templeton was elected as a director, and there are no related party transactions between Mr. Templeton and the Company that are reportable under Item 404(a) of Regulation S-K.  A copy of the Company’s press release dated February 8, 2008 announcing Mr. Templeton’s appointment to the Board is attached as Exhibit 99.1 to this Form 8-K.

Item 7.01.   Regulation FD Disclosure.

On February 11, 2007, the Company issued a press release announcing, among other matters disclosed, that its Board of Directors has authorized the repurchase of up to an additional $250 million of its common stock in connection with a previously authorized share repurchase program.   This amount is in addition to the approximately $63.9 million unused authorization which was available at December 31, 2007 under the existing share repurchase program.  Repurchases under the program will be effected from time to time through open market and privately negotiated transactions subject to market conditions.  The program has no stated expiration date.  A copy of this press release is furnished as Exhibit 99.2 to this Form 8-K.

The information provided in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.   Other Events.

As noted in item 7.01 of this Form 8-K, on February 11, 2008, the Company issued a press release announcing that its Board of Directors has increased the stock repurchase program by an additional $250 million of its common stock, for a total remaining authorization of $313.9 million.  A copy of the February 8, 2008 press release is attached hereto as Exhibit 99.2 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Equifax Inc. dated February 11, 2008.
99.2	Press release of Equifax Inc. dated February 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/ Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and Chief Legal Officer

Date: February 11, 2008